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Exhibit 23.02

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated November 14, 2003 accompanying the consolidated financial statements of Versant Corporation and subsidiaries appearing in the 2003 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended October 31, 2003 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

San Jose, CA
March 22, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS